[SEAL HERE]


                      SALE AND PURCHASE OF SHARES AGREEMENT
                      -------------------------------------

This Share Transfer Agreement (hereinafter, "this Agreement") is made on the 15th day of June 2000.

by and between:

1. Adisatrya Suryo Sulisto, residing in Jakarta at Jalan Benda nomor 9 A, RT 011 RW 004, Kelurahan Cilandak, Kecamatan Pasar Minggu, Jakarta Selatan, holder of KTP Number 1605.25849/050528119, acting in his personal capacity (hereinafter referred as the "Vendor"); and

2. Alanberg Pte. Ltd, a company incorporated in Singapore having its registered office at 20 Raffles Place #17-00, Ocean Towers, Singapore 048620 (hereinafter, the "Purchaser").


                                   WITNESSETH


WHEREAS, the Vendor is the owner of 182,982,005 (one hundred eighty two million nine hundred eighty two thousand and five) shares representing 91.49 % (ninety one point forty nine percent) of the total issued shares (hereinafter the "Shares") in the capital of PT. Jaring Data Interaktif (hereinafter the "Company"); and

WHEREAS, the Vendor intends to transfer his shares in the Company to the purchaser who intends to purchase the said shares in terms as set forth in this Agreement;

NOW THEREFORE, it is agreed as follows:


                                    Article 1
                                    ---------

The Vendor does hereby transfer and deliver 180,000,000 (one hundred and eighty million) shares resenting 90 % (ninety percent) of shares to the Purchaser (hereafter the "Sale Shares"), such transfer and delivery of the Sale Shares being effective immediately.


                                    Article 2
                                    ---------

The transfer and delivery of the Sale Shares is effected and accepted for the price of Rp. 4,500,000,000,- (four billion five hundred million rupiah) which has been paid in full by the Purchaser to the Vendor in cash, and this writing shall serve as valid receipt therefore.


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                                    Article 3
                                    ---------

The Purchaser hereby accepts the rights and ownership of the Sale Shares as of the date and day of this Agreement.


                                    Article 4
                                    ---------

The Vendor warrants to the Purchaser;

(a)      that the Vendor is fully entitled to sell and transfer the Sale Shares;

(b) that the Sale Shares are not yet sold or transferred in whatever manner to any third party;

(c) that all requirements specified under the Articles of Association of the Company regarding the transfer of the Sale Shares have been met.

(d) that the Sale Shares are sold with good title and free from encumbrances.


                                    Article 5
                                    ---------

The Vendor hereby irrevocably grants a power of attorney to the Purchaser, with the right of substitution, to cause the completion of the transfer of the Sale Shares in accordance with the Articles of Association of the Company including to amend the Share Register of the Company and to issue share certificates as necessary.

The Power of attorney granted by the Vendor to the Purchaser as stated above, forms an integral part of this Agreement, without which this Agreement would not have been concluded and shall not be terminated by the death of the Vendor or by any of the other reasons for the termination of a power of attorney as contained in Article 1813, 1814, and 1816 of the Indonesian Civil Code which are hereby waived, or for any other reason.

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the day and year first above written in the City of Jakarta, Republic of Indonesia.



THE VENDER                                   THE PURCHASER



/S/ Adisatrya Suryo Sulisto                  /S/ Alanberg Pte Ltd
---------------------------                  ---------------------
Adisatrya Suryo Sulisto                      Alanberg Pte Ltd
                                             By: Mrs. Noor Meurling
                                             Director

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